FT 1215

                         TRUST AGREEMENT

                     Dated:  August 23, 2006

     The Trust Agreement among First Trust Portfolios L.P., as Depositor, The Bank of New York, as Trustee, First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, and FTP Services LLC, as Fund/SERV Eligible Unit Servicing Agent, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for FT 785 and certain subsequent Series, Effective December 9, 2003" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


                 FINANCIALS PORTFOLIO, SERIES 19

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in Schedule B to the Trust Agreement attached hereto.

     D.    The  Record Date shall be the 15th day of each  month.
The  Trustee is authorized to make the payments specified in Part
I of Section 3.05 on the last Business Day of each month.

     E. The Distribution Date shall be the last day of the month in which the related Record Date occurs. The Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash available for distribution within the meaning of Treas. Reg 1.671-5T(b)(5) from the Income Account and the Capital Account is equal to or greater than .1% of the net asset value of the Trust on the related
Record Date, provided, however, that the Trustee shall in any event distribute the balance of the Income Account and Capital Account on the Distribution Date occurring in December of each year (including in such distribution income receivable by the Trust on or prior to the December Distribution Date). This provision is intended to comply with Treas. Reg. 1.675-5T(c)(2)(v)(C), and shall interpreted consistent therewith and with any successor regulation.

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.   First Trust Advisors L.P.'s compensation as referred to in
Section 4.03 of the Standard Terms and Conditions of Trust and FTP Services LLC's compensation as referred to in Section 3.16 of the Standard Terms and Conditions of Trust shall collectively be an annual fee in the amount of $.0080 per Unit.

     H. The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is August 23,
2006.

     J. There is no amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

     K. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust.

     L. The minimum number of Units a Unit holder must tender in order to be eligible for an in-kind distribution of Securities pursuant to Section 8.02 shall be 2,500 Units of the Trust.

                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


                 HEALTHCARE PORTFOLIO, SERIES 10

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in Schedule B to the Trust Agreement attached hereto.

     D.    The  Record Date shall be the 15th day of each  month.
The  Trustee is authorized to make the payments specified in Part
I of Section 3.05 on the last Business Day of each month.

     E. The Distribution Date shall be the last day of the month in which the related Record Date occurs. The Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash available for distribution within the meaning of Treas. Reg 1.671-5T(b)(5) from the Income Account and the Capital Account is equal to or greater than .1% of the net asset value of the Trust on the related
Record Date, provided, however, that the Trustee shall in any event distribute the balance of the Income Account and Capital Account on the Distribution Date occurring in December of each year (including in such distribution income receivable by the Trust on or prior to the December Distribution Date). This provision is intended to comply with Treas. Reg. 1.675-5T(c)(2)(v)(C), and shall interpreted consistent therewith and with any successor regulation.

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.   First Trust Advisors L.P.'s compensation as referred to in
Section 4.03 of the Standard Terms and Conditions of Trust and FTP Services LLC's compensation as referred to in Section 3.16 of the Standard Terms and Conditions of Trust shall collectively be an annual fee in the amount of $.0080 per Unit.
H. The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is August 23,
2006.

     J. There is no amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

     K. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust.


      L. The minimum number of Units a Unit holder must tender in order to be eligible for an in-kind distribution of Securities pursuant to Section 8.02 shall be 2,500 Units of the Trust.

                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


                  THE KEY 3 PORTFOLIO, SERIES 9

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in Schedule B to the Trust Agreement attached hereto.

     D.    The  Record Date shall be the 15th day of each  month.
The  Trustee is authorized to make the payments specified in Part
I of Section 3.05 on the last Business Day of each month.

     E. The Distribution Date shall be the last day of the month in which the related Record Date occurs. The Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash available for distribution within the meaning of Treas. Reg 1.671-5T(b)(5) from the Income Account and the Capital Account is equal to or greater than .1% of the net asset value of the Trust on the related
Record Date, provided, however, that the Trustee shall in any event distribute the balance of the Income Account and Capital Account on the Distribution Date occurring in December of each year (including in such distribution income receivable by the Trust on or prior to the December Distribution Date). This provision is intended to comply with Treas. Reg. 1.675-5T(c)(2)(v)(C), and shall interpreted consistent therewith and with any successor regulation.

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.   First Trust Advisors L.P.'s compensation as referred to in
Section 4.03 of the Standard Terms and Conditions of Trust and FTP Services LLC's compensation as referred to in Section 3.16 of the Standard Terms and Conditions of Trust shall collectively be an annual fee in the amount of $.0080 per Unit.

     H. The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is August 23,
2006.

     J. There is no amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

     K. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust.


     L. The minimum number of Units a Unit holder must tender in order to be eligible for an in-kind distribution of Securities pursuant to Section 8.02 shall be 2,500 Units of the Trust.

                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


           MERGER AND ACQUISITION PORTFOLIO, SERIES 4

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in Schedule B to the Trust Agreement attached hereto.

     D.    The  Record Date shall be the 15th day of each  month.
The  Trustee is authorized to make the payments specified in Part
I of Section 3.05 on the last Business Day of each month.

     E. The Distribution Date shall be the last day of the month in which the related Record Date occurs. The Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash available for distribution within the meaning of Treas. Reg 1.671-5T(b)(5) from the Income Account and the Capital Account is equal to or greater than .1% of the net asset value of the Trust on the related
Record Date, provided, however, that the Trustee shall in any event distribute the balance of the Income Account and Capital Account on the Distribution Date occurring in December of each year (including in such distribution income receivable by the Trust on or prior to the December Distribution Date). This provision is intended to comply with Treas. Reg. 1.675-5T(c)(2)(v)(C), and shall interpreted consistent therewith and with any successor regulation.

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.   First Trust Advisors L.P.'s compensation as referred to in
Section 4.03 of the Standard Terms and Conditions of Trust and FTP Services LLC's compensation as referred to in Section 3.16 of the Standard Terms and Conditions of Trust shall collectively be an annual fee in the amount of $.0080 per Unit.

     H. The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is August 23,
2006.

     J. There is no amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

     K. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust.


     L. The minimum number of Units a Unit holder must tender in order to be eligible for an in-kind distribution of Securities pursuant to Section 8.02 shall be 2,500 Units of the Trust.

                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


                 TECHNOLOGY PORTFOLIO, SERIES 23

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in Schedule B to the Trust Agreement attached hereto.

     D.    The  Record Date shall be the 15th day of each  month.
The  Trustee is authorized to make the payments specified in Part
I of Section 3.05 on the last Business Day of each month.

     E. The Distribution Date shall be the last day of the month in which the related Record Date occurs. The Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash available for distribution within the meaning of Treas. Reg 1.671-5T(b)(5) from the Income Account and the Capital Account is equal to or greater than .1% of the net asset value of the Trust on the related
Record Date, provided, however, that the Trustee shall in any event distribute the balance of the Income Account and Capital Account on the Distribution Date occurring in December of each year (including in such distribution income receivable by the Trust on or prior to the December Distribution Date). This provision is intended to comply with Treas. Reg. 1.675-5T(c)(2)(v)(C), and shall interpreted consistent therewith and with any successor regulation.

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.   First Trust Advisors L.P.'s compensation as referred to in
Section 4.03 of the Standard Terms and Conditions of Trust and FTP Services LLC's compensation as referred to in Section 3.16 of the Standard Terms and Conditions of Trust shall collectively be an annual fee in the amount of $.0080 per Unit.

     H. The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is August 23,
2006.

     J. There is no amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

     K. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust.


     L. The minimum number of Units a Unit holder must tender in order to be eligible for an in-kind distribution of Securities pursuant to Section 8.02 shall be 2,500 Units of the Trust.


                            PART III

     A. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, Section 2.01(e) shall be amended to read as follows:

       "The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission, in a book entry system operated by the Federal Reserve Board, with an Eligible Foreign Custodian or in an Eligible Securities Depository."

     B. Section 2.01 if the Standard Terms shall be amended to included the following section at the end of Section 2.01:

     "(g)Notwithstanding anything to the contrary herein, subject to the requirements set forth in this Section 2.01(g) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the "Trade Date"), subscribe for additional Units as follows:

         (i) Prior to the Evaluation Time on such Business Day, the Depositor shall provide notice (the "Subscription Notice") to the Trustee, by telephone or by written communication, of the Depositor's intention to subscribe for additional Units. The Subscription Notice shall identify the additional Securities to be acquired (which will be a precise replication of the then existing portfolio) and shall either (a) specify the quantity of additional
     Securities  to  be  deposited  by  the  Depositor   on   the
     settlement date for such subscription or (b) instruct the Trustee to purchase additional Securities with an aggregate value as specified in the Subscription Notice.

         (ii) Promptly following the Evaluation Time on such Business Day, the Depositor shall verify with the Trustee the number of additional Units to be created.

       (iii) Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the additional Units created hereby, the Depositor shall deposit with the Trustee (a) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a Letter of Credit in the amount necessary to settle such contracts) or (b) cash or a Letter of Credit in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice to be purchased by the Trustee, and adding and subtracting the amounts specified in the first and second sentences of Section 5.01, computed as of the Evaluation Time on the Business Day preceding the Trade Date divided by the number of Units outstanding as of the Evaluation Time on the Business Day preceding the Trade Date, times the number of additional Units to be created.

         (iv) On the settlement date for such subscription, the Trustee shall, in exchange for the Securities and cash, cash or Letter of Credit described above, deliver to, or assign in the name of or on the order of, the Depositor the number of Units verified by the Depositor with the Trustee.

          (v) In the event the Depositor fails to take such action required by paragraph (iii) above, the Trustee shall, on the settlement date for such subscription, settle the securities transactions specified in the Subscription Notice.

       (vi)Neither the Trust nor Unit holders of the Trust will be responsible for any loss resulting from the failure of the Depositor to take such action required by paragraph (iii) above."

     C. Notwithstanding anything to the contrary in the Standard Terms and Condition of Trust, Section 6.01(e) shall be amended to read as follows:

        "(e) (1) Subject to the provisions of subparagraph (2) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however that this disclaimer of liability shall not excuse the Trustee from the responsibilities specified in subparagraph (2) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the Trust as set forth in section 7.04 hereof.

       (2)To  the  extent permitted under the Investment  Company
     Act of 1940 as evidenced by an opinion of counsel to the Depositor satisfactory to the Trustee or "no-action" letters or exemptive orders issued by the Securities and Exchange Commission or its staff, the Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (1) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) or an Eligible Securities Depository the Trust's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Trust's transactions in such investments, provided that:

           (A) The Trustee shall indemnify the Trust and hold the Trust harmless from and against any risk of loss of Trust assets held with an Eligible Foreign Custodian in accordance with the foreign custody contract.

           (B) The Trustee shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Trust assets would exercise, and shall be liable to the Trust for any loss occurring as a result of its failure to do so.

           (C) The Trustee shall perform all duties assigned to the Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940 (17 CFR 270.17f-5), as now in effect or as such rule may be amended in the future ("Rule 17f-5"). The Trustee shall not delegate such duties.

           (D) The Trustee shall (i) provide the Depositor with an analysis of the custody risks associated with maintaining assets with an Eligible Securities Depository; (ii) monitor the custody risks associated with maintaining assets with the Eligible Securities Depository on a continuing basis and promptly notify the Depositor of any material change in such risks; and
       (iii) exercise reasonable care, prudence and diligence in performing the foregoing duties. The Depositor shall instruct the Trustee to take such action as the Depositor deems appropriate in response to a notification by the Trustee provided pursuant to (ii) in the preceding sentence.

            (E) The Trust's Prospectus shall contain such disclosure regarding foreign securities and foreign custody as is required for management investment companies by Forms N-1A and N-2. Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in (C) above.

           (F) The Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Trust was terminated, the first two years in an easily accessible place. Such records shall be available for inspection by Unitholders and the Securities and Exchange Commission at the Trustee's corporate trust office during its usual business hours."

     D. Section 4.05 shall be amended to add the following paragraph as the third paragraph of Section 4.05 of the Standard
Terms and Conditions of Trust:

       The Portfolio Supervisor may employ one or more sub-Portfolio Supervisors to assist in performing the services set forth in this Section 4.05 and shall not be answerable for the default of any such sub-Portfolio Supervisors if such sub-Portfolio Supervisors shall have been selected with reasonable care, provided, however, that the Portfolio Supervisor will indemnify and hold the Trust harmless from and against any loss occurring as a result of a sub-Portfolio Supervisor's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing supervisory duties. The fees and expenses charged by such sub-Portfolio Supervisors shall be paid by the Portfolio Supervisor out of proceeds received by the Portfolio Supervisor in accordance with Section 4.03 hereof.

     E. Notwithstanding any provision to the contrary in the Standard Terms and Conditions of Trust, the Trustee may deem and treat the Fund/SERV Eligible Unit Servicing Agent as the sole Unit holder of Fund/SERV Eligible Units for all purposes of the Indenture and shall not be affected by any notice to the contrary.

     F.   Section  1.01 of the Standard Terms and  Conditions  of
Trust shall be amended to include the following:

     "Section 1.01(31). "Fund/SERV Eligible Unit Servicing Agent" shall mean FTP Services LLC or any successor Fund/SERV Eligible
Unit Servicing Agent appointed as hereinafter provided."

     G.   Section 3.05.I. of the Standard Terms and Conditions of
Trust shall be amended to include the following at the end of such section:

     "(d) deduct from the Income account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Fund/SERV Eligible Unit Servicing Agent the amount that it is entitled to receive pursuant to Section 3.16."

     H.   Article  III  of the Standard Terms and  Conditions  of
Trust shall be amended to include the following section:

     "Section 3.16. Fund/SERV Eligible Unit Servicing Agent. (a) The Fund/SERV Eligible Unit Servicing Agent shall perform all of the duties with respect to recordkeeping of Fund/SERV Eligible Units and Fund/SERV Eligible Unit holders, distributions, redemption of Fund/SERV Eligible Units and communications to and with Fund/SERV Eligible Unit holders listed below.

     (1) The Fund/SERV Eligible Unit Servicing Agent shall keep proper books of record and account of all of the transactions in the Fund/SERV Eligible Units of each Trust under this Indenture at its corporate office, including a record of the name and address of, and the Fund/SERV Eligible Units issued by each Trust and held by, every Fund/SERV Eligible Unit holder, and such books and records of each Trust shall be made available to the Trustee and the Depositor promptly upon request and open to inspection by any Fund/SERV Eligible Unit holder of such Trust, with respect to such Fund/SERV Eligible Unit holders transactions, at all reasonable times during usual business hours. Without limiting the foregoing, the Fund/SERV Eligible Unit Servicing Agent shall make any records or documents described in Reg. 270.31(a)-1 under the Investment Company Act of 1940 available promptly to the Trustee and the Depositor upon request during usual business hours and will preserve such records and documents for the periods prescribed in Reg. 270.31(a)-2 thereunder.

     (2) The Fund/SERV Eligible Unit Servicing Agent shall distribute on or shortly after the Distribution Dates specified in the Trust Agreement to each Fund/SERV Eligible Unit holder of record on its books on the Record Date for each such Distribution Date specified in the Trust Agreement such Fund/SERV Eligible Unit holder's distribution as computed under the Standard Terms and Conditions of Trust.

     (3) In connection with such distributions set forth above, the Fund/SERV Eligible Unit Servicing Agent shall furnish a Distribution
Statement to Fund/SERV Eligible Unit holders of record on its books. The content and frequency of such Distribution Statements shall in no respect be less detailed or frequent than that specified in Section 3.06 of the Standard Terms and Conditions of Trust.

     (4) The Fund/SERV Eligible Unit Servicing Agent shall transmit to each Fund/SERV Eligible Unit holder of record any notice or other communication received from the Trustee and shall be solely responsible for soliciting and transmitting to the Trustee any notice required from Fund/SERV Eligible Unit holders.

     (5) For purposes of permitting Fund/SERV Eligible Unit holders to satisfy any reporting requirements of applicable federal or state tax law, the Fund/SERV Eligible Unit Servicing Agent shall provide the Trustee with the name, address, number of Fund/SERV Eligible Units held by, and such other information as requested by the Trustee, for every Fund/SERV Eligible Unit holder so that the Trustee can transmit to any Fund/SERV Eligible Unit holder of record on the Fund/SERV Eligible Unit Servicing Agent's books any reports required to be distributed pursuant to
Section 4.02 of the Standard Terms and Conditions of Trust. The Trustee may rely on the accuracy and completeness of the information (including any records or documents made available) provided to it by the Fund/SERV Eligible Unit Servicing Agent and may accept such information without inquiry. Each of the Depositor and the Fund/SERV Eligible Unit Servicing Agent hereby agree, jointly and severally, to indemnify the Trustee and hold Trustee harmless from and against any and all costs, expenses, penalties, damages, liabilities or claims including attorneys' and accountants' fees sustained or incurred by or asserted against the Trustee by reason of or as a result of any of the information provided to the Trustee by the Fund/SERV Eligible Unit Servicing Agent being inaccurate or incomplete. This indemnity shall be a continuing obligation of each of the Depositor and the Fund/SERV Eligible Unit Servicing Agent, and their successors and assigns, notwithstanding the termination of this Trust Agreement.

     (6) The Fund/SERV Eligible Unit Servicing Agent shall distribute to redeeming Fund/SERV Eligible Unit holders of record on its books redemption proceeds it receives pursuant to Section
5.02 of the Standard Terms and Conditions of Trust from the Trustee as the sole record owner of Fund/SERV Eligible Units on the Trustee's books.

      (7) The Fund/SERV Eligible Unit Servicing Agent shall distribute to Fund/SERV Eligible Unit holders of record on its books a pro rata portion of termination proceeds it receives pursuant to Section 8.02 of the Standard Terms and Conditions of Trust from the Trustee as the sole record owner of Fund/SERV Eligible Units on the Trustee's books.

     (8) In connection with such termination distributions set forth above, the Fund/SERV Eligible Unit Servicing Agent shall furnish a Final Distribution Statement to Fund/SERV Eligible Unit holders of record on its books. The content of such Final Distribution Statements shall in no respect be less detailed than that specified in Section 8.02 of the Standard Terms and Conditions of Trust.

     (9) As requested by the Depositor and/or the Trustee, the Fund/SERV Eligible Unit Servicing Agent shall perform such other functions which, from time to time, are agreed upon by the parties hereto and which may give rise to additional fees.

     (b) As compensation for providing the services set forth herein, of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be performed by the Trustee, FTP Services LLC shall receive, in arrears, against a statement or statements therefore submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of the Standard Terms and Conditions of Trust, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which FTP Services LLC provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by FTP Services LLC for rendering the services described in this Section 3.16 and First Trust Advisors, L.P. for rendering the services described in Section 4.03 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to FTP Services LLC and First Trust Advisors, L.P. of supplying such services in such year. Such compensation may, from time to time, be adjusted by the Depositor provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefore from FTP Services LLC, which shall constitute the representation by FTP Services LLC that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by FTP Services LLC of providing Fund/SERV Eligible Unit shareholder servicing hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05 of the Standard Terms and Conditions of Trust.

     If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this
Section 3.16, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.16.

     All moneys payable to the Fund/SERV Eligible Unit Servicing Agent pursuant to this Section 3.16 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 of the Standard Terms and Conditions of Trust.

      (c) The Fund/SERV Eligible Unit Servicing Agent shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, pursuant to this Indenture, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Fund/SERV Eligible Unit Servicing Agent shall not in any event be liable or responsible for any evaluation made by the Evaluator.

     (d)  Except as the context otherwise requires, the Fund/SERV
Eligible Unit Servicing Agent shall be subject to the provisions of Section 4.05 herein in the same manner as it would if it were the Evaluator.

     (e) The Fund/SERV Eligible Unit Servicing Agent shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the operations of the Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including without limitation any loss, liability or expense incurred in acting pursuant to written directions to the Fund/SERV Eligible Unit Servicing Agent given by the Trustee or Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Fund/SERV Eligible Unit Servicing Agent deems necessary in its discretion to protect the Trust and the rights and interests of the Fund/SERV Eligible Unit holders pursuant to the terms of this Indenture.

     (f) The Fund/SERV Eligible Unit Servicing Agent shall conduct its operations in a manner that is compatible with the current operational procedures and requirements of the Trustee (including, without limiting the foregoing, the provision and receipt of data in such format and meeting such technical requirements as the Trustee may specify) and shall exercise its best efforts to accommodate any changes in the operational procedures and requirements which the Trustee may make upon prior notice to the Fund/SERV Eligible Unit Servicing Agent. The Depositor acknowledges and agrees that the default of the Fund/SERV Eligible Unit Servicing Agent in its obligations under this paragraph, or the performance by the Fund/SERV Eligible Unit Servicing Agent of its obligations in a manner which shall adversely affect the Trustee's performance of its duties, shall be a sufficient grounds for the Trustee to remove the Fund/SERV Eligible Unit Servicing Agent pursuant to Section 3.16(d) and
Section 4.05.

     (g) As used in this Section 3.16, "Fund/SERV Eligible Unit holder," when referring to the records of the Trustee, shall mean the Fund/SERV Eligible Unit Servicing Agent and, when referring to the records to be maintained by the Fund/SERV Eligible Unit Servicing Agent, shall mean each owner of a Fund/SERV Eligible Unit identified on the records of the Fund/SERV Eligible Unit Servicing Agent."

     I. Section 4.01(a) and (b) of the Standard Terms and Conditions of Trust shall be amended to include the Fund/SERV Eligible Unit Servicing Agent among the parties who are furnished information concerning the Evaluation of each issue of Securities deposited in the Trust and the Trust Fund Evaluation.

     J.   The  second sentence of the first paragraph of  Section
4.03 shall be replaced with the following:

     "Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by First Trust Advisors, L.P. for rendering the services described in this Section 4.03 and FTP Services LLC for rendering the services described in Section 3.16 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to FTP Services LLC and First Trust Advisors, L.P. of supplying such services in such year.

     K.   Section  4.04 of the Standard Terms and  Conditions  of
Trust  shall  be amended to include the Fund/SERV  Eligible  Unit
Servicing Agent replaced in its entirety by the following:

     "Section 4.04. Liability of Evaluator. The Trustee, Fund/SERV Eligible Unit Servicing Agent, Depositor and the Unit holders may rely on any Evaluation furnished by First Trust Advisors, L.P., acting in its capacity as Evaluator, and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, Fund/SERV Eligible Unit Servicing Agent, Depositor or the Unit holders for errors in judgement; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder."

     L.   The  second sentence of the first paragraph of  Section
5.01 shall be amended to delete subsection (ii) of such sentence and replace it in its entirety with the following:

"(ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the Fund/SERV Eligible Unit Servicing Agent, the Depositor and its counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of Evaluation,"

     M.   Section 6.01(c) of the Standard Terms and Conditions of
Trust shall be replaced in its entirety with the following:

     "(c)    The  Trustee  shall not be  responsible  for  or  in
respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Portfolio Supervisor, the Evaluator, or the Fund/SERV Eligible Unit Servicing Agent, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units or of the Certificates (except for the due execution thereof by the Trustee) or for the due execution thereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder, the Fund/SERV Eligible Unit Servicing Agent or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Supervisor, the Evaluator or the Fund/SERV Eligible Unit Servicing Agent;"

      N.  Section 8.02(b) of the Standard Terms and Conditions of
Trust shall be replaced in its entirety with the following:

      "(b) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account, from the Capital Account of such Trust, and pay accrued and unpaid fees of the Evaluator, the Portfolio Supervisor, the Fund/SERV Eligible Unit Servicing Agent, the Depositor and counsel in connection with such Trust, if any;"

      O.   Section  8.05 of the Standard Terms and Conditions  of
Trust shall be amended to add the following paragraph immediately preceding the last paragraph of such section:

             "Any notice, demand, direction or instruction to be given to the Fund/SERV Eligible Unit Servicing Agent shall be in writing and shall be duly given if mailed or delivered to the Fund/SERV Eligible Unit Servicing Agent at 1001 Warrenville Road, Lisle, Illinois 60532, or at such other address as shall be specified by the Fund/SERV Eligible Unit Servicing Agent to the other parties hereto in writing.

     P.  Notwithstanding anything to the contrary in the Standard
Terms  and  Conditions of Trust, the second paragraph in  Section
8.02 shall be amended to read as follows:

     In the event of any termination of the Trust prior to the Mandatory Termination Date, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 8.02, except that in such event, the distribution to each Unit holder shall be made in cash and shall be such Unit holder's pro rata interest in the balance of the principal and income accounts after the deductions herein provided. In the event that the Trust shall terminate on or after the Mandatory Termination Date, the Trustee shall, at least thirty days prior to the Mandatory Termination Date, send a written notice to all Unit holders of record. If such Unit holder owns at least the minimum number of Units of Trust set forth in Part II of the Trust Agreement, such notice shall further indicate that such Unit holder may elect to receive an in-kind distribution of their pro rata share of the Securities, to the extent of whole shares. The Trustee will honor duly executed requests for in-kind distributions received (accompanied by the electing Unit holder's Certificate, if issued) by the close of business fifteen business days prior to the Mandatory Termination Date. Unit holders who do not effectively request an in-kind distribution shall receive their distribution upon termination in cash.

     IN WITNESS WHEREOF, First Trust Portfolios L.P., The Bank of New York and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.


                                    FIRST TRUST PORTFOLIOS L.P.,
                                       Depositor


                                    By  Jason T. Henry
                                        Senior Vice President


                                    THE BANK OF NEW YORK,
                                       Trustee


                                    By   Rosalia A. Koopman
                                         Vice President
[SEAL]

ATTEST:

Joan A. Currie
Vice President


                                    FIRST TRUST ADVISORS L.P.,
                                       Evaluator


                                    By  Jason T. Henry
                                        Senior Vice President


                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor


                                    By  Jason T. Henry
                                        Senior Vice President


                                    FTP SERVICES LLC,
                                      Fund/SERV Eligible Unit
                                       Servicing Agent


                                    By  Jason T. Henry
                                        Senior Vice President


                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
                             FT 1215

     (Note:   Incorporated herein and made a part hereof for  the
Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)


                          SCHEDULE B TO TRUST AGREEMENT


                         Financial Portfolios, Series 19

Number
of                 Ticker Symbol and                                                                                  Percentage
Shares             Name of Issuer of Equity Securities                                                                Ratio
______             ___________________________________                                                                ___________
                   Banks & Thrifts
                   ________________
     94            BAC                                    Bank of America Corporation                                   3.2571%
     55            HBC                                    HSBC Holdings Plc (ADR)                                       1.9058%
    117            NDE                                    IndyMac Bancorp, Inc.                                         4.0541%
     87            TD                                     The Toronto-Dominion Bank                                     3.0146%
    153            USB                                    U.S. Bancorp                                                  5.3015%
    142            WFC                                    Wells Fargo & Company                                         4.9203%
     61            ZION                                   Zions Bancorporation                                          2.1137%

                   Financial Services
                   __________________
     93            AXP                                    American Express Company                                      3.2225%
     69            COF                                    Capital One Financial Corporation                             2.3909%
    102            C                                      Citigroup Inc.                                                3.5343%
    148            CFC                                    Countrywide Financial Corporation                             5.1282%
    109            JPM                                    JPMorgan Chase & Co.                                          3.7769%

                   Insurance
                   _________
    115            AFL                                    AFLAC Incorporated                                            3.9848%
     86            ALL                                    The Allstate Corporation                                      2.9799%
     78            AIG                                    American International Group, Inc.                            2.7027%
    101            CB                                     The Chubb Corporation                                         3.4997%
    144            GNW                                    Genworth Financial Inc.                                       4.9896%
     60            HIG                                    The Hartford Financial Services Group, Inc.                   2.0790%
    117            ING                                    ING Groep N.V. (ADR)                                          4.0541%
    153            MFC                                    Manulife Financial Corporation                                5.3015%
     92            MET                                    MetLife, Inc.                                                 3.1878%

                   Investment Services
                   ___________________
     52            AMG                                    Affiliated Managers Group, Inc.                               1.8018%
     35            BSC                                    The Bear Stearns Companies Inc.                               1.2128%
    209            ET                                     E*TRADE Financial Corporation.                                7.2419%
     32            GS                                     The Goldman Sachs Group, Inc.                                 1.1088%
     55            LM                                     Legg Mason, Inc.                                              1.9058%
     75            LEH                                    Lehman Brothers Holdings Inc.                                 2.5988%
     66            MER                                    Merrill Lynch & Co., Inc.                                     2.2869%
     73            MS                                     Morgan Stanley                                                2.5295%
    113            TROW                                   T. Rowe Price Group Inc.                                      3.9155%
 ______                                                                                                              __________
  2,886                                                                                                               100.0000%
 ======                                                                                                              ==========


                         Healthcare Portfolio, Series 10

Number
of                 Ticker Symbol and                                                                                   Percentage
Shares             Name of Issuer of Equity Securities                                                                 Ratio
------             -----------------------------------                                                                 -----------
                   Biotech
                   _______
     89            AMGN                              Amgen Inc.                                                           2.9199%
     74            DNA                               Genentech, Inc.                                                      2.4278%
     88            GENZ                              Genzyme Corporation (General Division)                               2.8871%
     94            GILD                              Gilead Sciences, Inc.                                                3.0840%
    349            SRA                               Serono S.A. (ADR)                                                   11.4501%

                   Medical Products
                   ________________
    121            ABT                               Abbott Laboratories                                                  3.9698%
    183            BMET                              Biomet, Inc.                                                         6.0039%
     81            BCR                               C.R. Bard, Inc.                                                      2.6575%
     93            JNJ                               Johnson & Johnson                                                    3.0512%
    131            MDT                               Medtronic, Inc.                                                      4.2979%
    125            SYK                               Stryker Corporation                                                  4.1010%
     88            ZMH                               Zimmer Holdings, Inc.                                                2.8871%

                   Medical Services
                   ________________
     89            CAH                               Cardinal Health, Inc.                                                2.9199%
     96            MHS                               Medco Health Solutions, Inc.                                         3.1496%
     94            DGX                               Quest Diagnostics Incorporated                                       3.0840%
    120            UNH                               UnitedHealth Group Incorporated                                      3.9370%
     78            WLP                               WellPoint, Inc.                                                      2.5591%

                   Pharmaceuticals
                   _______________
     94            AZN                               AstraZeneca Plc (ADR)                                                3.0840%
    102            BRL                               Barr Pharmaceuticals Inc.                                            3.3465%
    108            LLY                               Eli Lilly and Company                                                3.5433%
    173            ENDP                              Endo Pharmaceuticals Holdings Inc.                                   5.6759%
    104            NVS                               Novartis AG (ADR)                                                    3.4121%
     82            NVO                               Novo Nordisk A/S (ADR)                                               2.6903%
    220            PFE                               Pfizer Inc.                                                          7.2178%
    172            TEVA                              Teva Pharmaceutical Industries Ltd. (ADR)                            5.6430%
_______                                                                                                                 _________
  3,048                                                                                                                 100.0000%
=======                                                                                                                 =========




Key 3 Portfolio, Series 9
-------------------------


Number
of            Ticker Symbol and                                                             Percentage
Shares        Name of Issuer of Equity Securities (1)                                       Ratio
--------      ---------------------------------------------------------------------         ----------
               Financial Services
    86         ALL                       The Allstate Corporation                            2.3363%
    94         BAC                       Bank of America Corporation                         2.5537%
    69         COF                       Capital One Financial Corporation                   1.8745%
   102         C                         Citigroup Inc.                                      2.7710%
    32         GS                        The Goldman Sachs Group, Inc.                       0.8693%
    60         HIG                       The Hartford Financial Services Group, Inc.         1.6300%
   109         JPM                       JPMorgan Chase & Co.                                2.9612%
    75         LEH                       Lehman Brothers Holdings Inc.                       2.0375%
    73         MS                        Morgan Stanley                                      1.9832%
   142         WFC                       Wells Fargo & Company                               3.8576%

               Healthcare
    74         AMGN                      Amgen Inc.                                          2.0103%
    78         GILD                      Gilead Sciences, Inc.                               2.1190%
    77         JNJ                       Johnson & Johnson                                   2.0918%
    80         MHS                       Medco Health Solutions, Inc.                        2.1733%
    87         NVS                       Novartis AG (ADR)                                   2.3635%
   183         PFE                       Pfizer Inc.                                         4.9715%
    78         DGX                       Quest Diagnostics Incorporated                      2.1190%
   100         UNH                       UnitedHealth Group Incorporated                     2.7167%
    65         WLP                       WellPoint, Inc.                                     1.7658%
    73         ZMH                       Zimmer Holdings, Inc.                               1.9832%

               Technology
    84         APH                       Amphenol Corporation                                2.2820%
   318         AMAT                      Applied Materials, Inc.                             8.6390%
   233         CSCO                      Cisco Systems, Inc.                                 6.3298%
    13         GOOG                      Google Inc.                                         0.3532%
   193         MSFT                      Microsoft Corporation                               5.2431%
   231         NOK                       Nokia Oyj (ADR)                                     6.2755%
   320         ORCL                      Oracle Corporation                                  8.6933%
   132         QCOM                      QUALCOMM Inc.                                       3.5860%
   268         SYMC                      Symantec Corporation                                7.2806%
   152         TXN                       Texas Instruments Incorporated                      4.1293%
------                                                                                     ---------
 3,681                                                                                     100.0000%


Merger and Acquisition Portfolio, Series 4
-------------------------------------------


Number
of            Ticker Symbol and                                                                 Percentage
Shares        Name of Issuer of Equity Securities                                               Ratio
-------       -----------------------------------------------------------------------------     ----------
              Consumer-Discretionary
   188        DISH                            EchoStar Communications Corporation (Class A)      3.9289%
   159        PII                             Polaris Industries Inc.                            3.3229%

              Consumer-Staples
   229        BJ                              BJ's Wholesale Club, Inc.                          4.7858%

              Energy
    88        EOG                             EOG Resources, Inc.                                1.8391%
   178        NBR                             Nabors Industries, Ltd.                            3.7200%

              Financial Services
    43        BSC                             The Bear Stearns Companies Inc.                    0.8986%
    84        PNC                             PNC Financial Services Group, Inc.                 1.7555%
    77        STI                             SunTrust Banks, Inc.                               1.6092%

              Healthcare
   163        AET                             Aetna Inc.                                         3.4065%
   183        BMET                            Biomet, Inc.                                       3.8245%
   123        HSIC                            Henry Schein, Inc.                                 2.5705%

              Industrials
   298        JBHT                            J.B. Hunt Transport Services, Inc.                 6.2278%
   330        JLG                             JLG Industries, Inc.                               6.8966%
   203        PNR                             Pentair, Inc.                                      4.2424%

              Information Technology
   207        BRCM                            Broadcom Corporation (Class A)                     4.3260%
   185        HYSL                            Hyperion Solutions Corporation                     3.8662%
   163        KOMG                            Komag, Incorporated                                3.4065%
   278        MFE                             McAfee Inc.                                        5.8098%
   396        PALM                            Palm, Inc.                                         8.2759%
   287        WBSN                            Websense, Inc.                                     5.9979%
   328        WDC                             Western Digital Corporation                        6.8548%

              Materials
    97        X                               United States Steel Corporation                    2.0272%

              Telecommunication Services
   223        NTLI                            NTL Incorporated                                   4.6604%

              Utilities                                                                          0.0000%
   105        FE                              FirstEnergy Corp.                                  2.1944%
   170        PPL                             PPL Corporation                                    3.5528%
 -----                                                                                         ---------
 4,785                                                                                         100.0000%


Technology Portfolio, Series 23
-------------------------------


Number
of            Ticker Symbol and                                                                              Percentage
Shares        Name of Issuer of Equity Securities                                                            Ratio
----------   ----------------------------------------------------------------                                ----------
             Communications Equipment/Networking Products
  233        CSCO                                             Cisco Systems, Inc.                             4.2604%
  212        MOT                                              Motorola, Inc.                                  3.8764%
  231        NOK                                              Nokia Oyj (ADR)                                 4.2238%
  132        QCOM                                             QUALCOMM Inc.                                   2.4136%

             Computers & Peripherals
   73        AAPL                                             Apple Computer, Inc.                            1.3348%
  228        DELL                                             Dell Inc.                                       4.1690%
  141        HPQ                                              Hewlett-Packard Company                         2.5782%
  230        LOGI                                             Logitech International S.A. (ADR)               4.2055%
  145        NTAP                                             Network Appliance, Inc.                         2.6513%
   96        SNDK                                             SanDisk Corporation                             1.7553%
  273        WDC                                              Western Digital Corporation                     4.9918%

             Computer Software & Services
  151        ADBE                                             Adobe Systems Incorporated                      2.7610%
  159        CTXS                                             Citrix Systems, Inc.                            2.9073%
  112        FISV                                             Fiserv, Inc.                                    2.0479%
   13        GOOG                                             Google Inc.                                     0.2377%
  111        INFY                                             Infosys Technologies Limited (ADR)              2.0296%
  193        MSFT                                             Microsoft Corporation                           3.5290%
  320        ORCL                                             Oracle Corporation                              5.8512%
  105        SAP                                              SAP AG (ADR)                                    1.9199%
  268        SYMC                                             Symantec Corporation                            4.9003%
  169        YHOO                                             Yahoo! Inc.                                     3.0901%

             Electronic Components
   84        APH                                              Amphenol Corporation                            1.5359%
  241        GLW                                              Corning Incorporated                            4.4067%

             Semiconductors & Semiconductor Equipment
  318        AMAT                                             Applied Materials, Inc.                         5.8146%
  172        BRCM                                             Broadcom Corporation (Class A)                  3.1450%
  270        INTC                                             Intel Corporation                               4.9369%
  275        MRVL                                             Marvell Technology Group Ltd.                   5.0283%
  174        MXIM                                             Maxim Integrated Products, Inc.                 3.1816%
  188        NVDA                                             NVIDIA Corporation                              3.4376%
  152        TXN                                              Texas Instruments Incorporated                  2.7793%
-----                                                                                                       ---------
5,469                                                                                                       100.0000%